Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 26, 2004 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-118620) and related Prospectus of Corus Pharma, Inc. for the registration of shares of its common stock.

/s/    ERNST & YOUNG LLP

Seattle, Washington

September 14, 2004